As filed with the Securities and Exchange Commission on March 29, 2022

Registration No. 333-252569

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-1
ON FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Landsea Homes Corporation
(Exact name of registrant as specified in its charter)

Delaware	82-2196021
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

660 Newport Center Drive, Suite 300
Newport Beach, CA 92660
(949) 345-8080
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Franco Tenerelli
Executive Vice President, Chief Legal Officer and Secretary
Landsea Homes Corporation
660 Newport Center Drive, Suite 300
Newport Beach, CA 92660
(949) 345-8080
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Dennis J. Friedman
Michael E. Flynn
Peter W. Wardle
Gibson, Dunn & Crutcher LLP
3161 Michelson Drive
Irvine, CA 92612
(949) 451-3800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated Filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

On January 29, 2021, Landsea Homes Corporation, a Delaware corporation (the “Company”), filed a Registration Statement on Form S-1 (Registration No. 333-252569), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on February 11, 2021, as amended by the Post-Effective Amendment No. 1 which was filed on March 12, 2021 and subsequently declared effective by the SEC on March 19, 2021, and thereafter further supplemented.

This Post-Effective Amendment No. 2 to Form S-1 on Form S-3 (“Post-Effective Amendment No. 2”) is being filed by the Company to (i) convert the registration statement on Form S-1 into a registration statement on Form S-3, (ii) include updated information regarding certain of the selling securityholders and directors and officers named in the prospectus, and (iii) reflect a reduction in the number of shares of the Company’s common stock being offered by the selling securityholders to 41,206,192 shares of common stock.

No additional securities are being registered under this Post-Effective Amendment No. 2. All applicable registration fees were paid at the time of the original filing of the registration statement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 29, 2022

PRELIMINARY PROSPECTUS

Landsea Homes Corporation

42,758,692 Shares of Common Stock
5,500,000 Warrants to Purchase Common Stock

This prospectus relates to: (1) the issuance by us of up to 7,052,500 shares of our common stock, par value $0.0001 per share (“Common Stock”), that may be issued upon exercise of warrants to purchase Common Stock at an exercise price of $11.50 per share of Common Stock, including the public warrants and the warrants initially issued to Level Field Capital, LLC, a Delaware limited liability company (the “Sponsor”), and certain funds and accounts managed by subsidiaries of BlackRock, Inc. simultaneously with the Company’s initial public offering pursuant to a private placement (the “Private Placement Warrants”); and (2) the offer and sale, from time to time, by the selling securityholders identified in this prospectus (the “Selling Holders”), or their permitted transferees, of (i) up to 41,206,192 shares of Common Stock (including 5,500,000 shares of Common Stock that may be issued upon exercise of the Private Placement Warrants) and (ii) up to 5,500,000 Private Placement Warrants.

This prospectus provides you with a general description of such securities and the general manner in which we and the Selling Holders may offer or sell the securities. More specific terms of any securities that we and the Selling Holders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We will not receive any proceeds from the sale of shares of Common Stock or warrants by the Selling Holders pursuant to this prospectus or of the shares of Common Stock by us pursuant to this prospectus, except with respect to amounts received by us upon exercise of the warrants to the extent such warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions, associated with certain sales of securities pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Holders will issue, offer or sell, as applicable, any of the securities. The Selling Holders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information in the section entitled “Plan of Distribution.”

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Common Stock and public warrants are traded on the Nasdaq Capital Market (the “Nasdaq”) under the symbols “LSEA” and “LSEAW,” respectively. On March 28, 2022, the closing price of our Common Stock was $8.95 per share and the closing price of our warrants was $0.25 per warrant.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements in future reports after the closing of this offering.

Investing in our Common Stock and warrants involves risks. You should carefully consider the risks described in “Risk Factors” on page 12 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and in any applicable prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body have approved or disapproved these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2022

ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and the Selling Holders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings through any means described in the section entitled “Plan of Distribution”. We may use the shelf registration statement to issue up to an aggregate of 7,052,500 shares of Common Stock upon exercise of the public warrants and the Private Placement Warrants. The Selling Holders may use the shelf registration statement to sell up to 5,500,000 Private Placement Warrants and 41,206,192 shares of our Common Stock (including 5,500,000 shares of Common Stock that may be issued upon exercise of the Private Placement Warrants) from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Holders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Common Stock and/or warrants being offered and the terms of the offering.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should carefully read this prospectus, any accompanying prospectus supplement, any free writing prospectuses we have prepared or authorized as well as the information incorporated in this prospectus or any accompanying prospectus supplement by reference. See “Incorporation by Reference.” You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus we have prepared or authorized or any subsequent material incorporated herein or therein by reference. See “Where You Can Find More Information.”

Neither we nor the Selling Holders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared or authorized. We and the Selling Holders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus we have prepared or authorized. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement or any documents we incorporate herein or therein by reference or in any free writing prospectus is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: neither we nor the Selling Holders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Unless the context otherwise requires, references to “the Company,” “we,” “us” and “our” refer to Landsea Homes Corporation (formerly known as LF Capital Acquisition Corp.) and its consolidated subsidiaries following the Business Combination (as defined below), and LF Capital Acquisition Corp for periods prior to the Business Combination.

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INFORMATION INCORPORATED BY REFERENCE

This registration statement incorporates by reference important business and financial information about the Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information in this prospectus and in our other filings with the SEC. We incorporate by reference:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 16, 2022, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on March 29, 2022 (the “Annual Report”);

●	the description of our securities filed as an exhibit to the Annual Report; and

●	our Current Reports on Form 8-K and any amendments thereto on Form 8-K/A, as applicable, filed with the SEC on January 20, 2022 and March 29, 2022.

In addition, we are incorporating by reference exhibits 99.1 and 99.2 to Amendment No. 1 to the Company’s Current Report on Form 8-K/A filed with the SEC on July 14, 2021, which include the audited consolidated financial statements and unaudited condensed financial statements of Vintage Estate Homes, LLC for the year ended December 31, 2020 and the three months ended March 31, 2021, respectively.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.

We also incorporate by reference into this prospectus any further filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than portions deemed to have been “furnished” and not filed with the SEC, including those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information), including all filings filed after the date hereof and prior to the completion of the offering of all securities under this prospectus.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC this registration statement under the Securities Act of 1933, as amended (the “Securities Act”) covering the Common Stock and warrants to be offered and sold by this prospectus and any applicable prospectus supplement. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. In addition, we are subject to the information and periodic and current reporting requirements of the Exchange Act, and in accordance therewith, we file periodic and current reports, proxy statements and other information with the SEC.

You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements on Schedule 14A and amendments or supplements to those reports and statements, filed with the SEC, free of charge at our website at www.landseahomes.com or by means of the SEC’s website at www.sec.gov. The information found on, or that can be accessed from or that is hyperlinked to, our website or the SEC’s website is not part of this prospectus and you should not rely on that information when making a decision to invest in our Common Stock.

Any statement made in this prospectus and any prospectus supplement, periodic and current reports, proxy statements and other information filed or furnished with the SEC concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, document, agreement or other document as an exhibit to such filing or furnishing, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing, calling or emailing us at the contact information set forth below. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, we take no responsibility for any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

Landsea Homes Corporation
Investor Relations
660 Newport Center Drive, Suite 300
Newport Beach, CA 92660
(949) 345-8080

8

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus or the documents incorporated herein by reference may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, but not limited to, our expectations for future financial performance, business strategies or expectations for our business. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. The Company cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Words such as “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” “look” or similar expressions may identify forward-looking statements. Specifically, forward-looking statements may include statements relating to:

●	the future financial performance of the Company;

●	changes in the market for the Company’s products and services; and

●	expansion plans and opportunities.

These forward-looking statements are based on information available as of the date of this prospectus or the document incorporated herein by reference and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties that may cause actual results or performance to be materially different from those express or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described “Risk Factors” in this prospectus, in any prospectus supplement and any document incorporated herein or therein by reference, as well as:

●	The homebuilding industry is cyclical and adverse changes in general and local economic conditions could reduce the demand for homes and, as a result, could have a material adverse effect on the Company;

●	If the Company is not able to develop communities successfully and in a timely manner, its revenues, financial condition and results of operations may be adversely impacted;

●	Any geographic concentration could materially and adversely affect the Company if the homebuilding industry in its current markets should experience a decline;

●	Because homes are relatively illiquid, the Company’s ability to promptly sell one or more properties for reasonable prices in response to changing economic, financial and investment conditions may be limited and it may be forced to hold non-income producing properties for extended periods of time;

●	The Company relies on third-party suppliers and long supply chains, and if it fails to identify and develop relationships with a sufficient number of qualified suppliers, or if there is a significant interruption in the supply chains, the Company’s ability to timely and efficiently access raw materials that meet its standards for quality could be adversely affected; and

●	The long-term sustainability and growth in the number of homes Landsea would deliver depends in part upon its ability to acquire developed lots ready for residential homebuilding on reasonable terms.

Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and you should not place undue reliance on these forward-looking statements in deciding whether to invest in our securities. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or the documents incorporated by reference and does not contain all of the information that you should consider before making your investment decision. You should carefully read this entire prospectus, including the section entitled “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and the documents and other information we have incorporated by reference in this prospectus, including our consolidated financial statements and related notes incorporated by reference in this prospectus.

The Company

We are a rapidly growing homebuilder focused on providing High Performance Homes that deliver energy efficient living in highly attractive geographies. Headquartered in Newport Beach, California, we primarily engage in the design, construction, marketing and sale of suburban and urban single-family detached and attached homes in California, Arizona, Florida, Texas and Metro New York. While we offer a wide range of housing options, we primarily focus on entry-level and first-time move-up homes and believe our markets are characterized by attractive long-term housing fundamentals.

Corporate Information

We were incorporated on June 29, 2017 as a Delaware corporation under the name “LF Capital Acquisition Corp.” and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On January 7, 2021, Landsea Homes Corporation (formerly known as LF Capital Acquisition Corp. or “LF Capital”) consummated the business combination pursuant to that certain Agreement and Plan of Merger dated August 31, 2020 (the “Merger Agreement”), by and among LF Capital, LFCA Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), Landsea Homes Incorporated, a Delaware corporation (“Landsea”), and Landsea Holdings Corporation, a Delaware corporation (“Landsea Holdings”), which provided for the merger of Merger Sub with and into Landsea, with Landsea continuing as the surviving corporation (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). In connection with the Business Combination, the registrant changed its name from LF Capital Acquisition Corp. to Landsea Homes Corporation and Landsea changed its name from Landsea Homes Incorporated to Landsea Homes US Corporation. Our principal executive offices are located at 660 Newport Center Drive, Suite 300, Newport Beach, California 92660, and our telephone number is (949) 345-8080. Our website is www.landseahomes.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	reduced disclosure about our executive compensation arrangements;
●	no non-binding advisory votes on executive compensation or golden parachute arrangements; and
●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions until such time that we are no longer an emerging growth company. We will cease to be an emerging growth company on the date that is the earliest of (1) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more, (2) December 31, 2026, the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering, (3) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years, or (4) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained in this prospectus may be different than the information you receive from other public companies in which you hold stock.

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The Offering

We are registering the issuance by us of up to 7,052,500 shares of our Common Stock that may be issued upon exercise of warrants to purchase Common Stock, including the public warrants and the Private Placement Warrants. We are also registering the resale by the Selling Holders or their permitted transferees of (i) up to 41,206,192 shares of Common Stock (including 5,500,000 shares of Common Stock that may be issued upon exercise of the Private Placement Warrants) and (ii) 5,500,000 Private Placement Warrants. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information described under “Risk Factors” on page 12 of this prospectus. Our Common Stock and public warrants are traded on Nasdaq under the symbols “LSEA” and “LSEAW,” respectively.

Issuance of Common Stock

The following information is as of March 28, 2022 and does not give effect to issuances of our Common Stock or warrants after such date, or the exercise of warrants after such date.

Shares of our Common Stock to be issued upon exercise of all outstanding public warrants and Private Placement Warrants	7,052,500
Shares of our Common Stock outstanding	46,485,156
Use of proceeds	We will receive up to an aggregate of approximately $81,103,750 from the issuance of the 7,052,500 shares of Common Stock registered hereunder in connection with the exercise of all public warrants and Private Placement Warrants, assuming the exercise in full of all such warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus or a document incorporated herein or therein by reference, we intend to use the net proceeds from the exercise of such warrants for general corporate purposes which may include acquisitions or other strategic investments or repayment of outstanding indebtedness. See “Use of Proceeds.”

Resale of Common Stock and Warrants

Shares of Common Stock offered by the Selling Holders	41,206,192 shares (including 5,500,000 shares of Common Stock that may be issued upon exercise of the Private Placement Warrants)
Warrants offered by the Selling Holders	5,500,000 Private Placement Warrants
Warrant Exercise Price	$11.50 per share, subject to adjustment as described herein
Warrant Redemption	The warrants are redeemable in certain circumstances. See “Description of Securities—Warrants” and “Risk Factors” for further discussion.
Use of Proceeds	We will not receive any proceeds from the sale of the Common Stock and warrants to be offered by the Selling Holders. The Selling Holders will receive all proceeds from the resale of these shares of Common Stock and warrants. See “Use of Proceeds.”

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RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to the Annual Report and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus, before acquiring any of such securities. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. For more information, see “Information Incorporated by Reference” and “Where You Can Find More Information.”

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USE OF PROCEEDS

All of the securities offered by the Selling Holders pursuant to this prospectus will be sold by the Selling Holders for their respective accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $81,103,750 from the issuance of up to the 7,052,500 shares of Common Stock registered hereunder in connection with the exercise of all public warrants and Private Placement Warrants assuming the exercise in full of all such warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for general corporate purposes which may include acquisitions or other strategic investments or repayment of outstanding indebtedness.

Subject to limited exceptions, the Selling Holders will pay any underwriting discounts and commissions and expenses incurred by the Selling Holders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Holders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

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DESCRIPTION OF SECURITIES

The following sets forth a summary of the material terms of our securities, including certain provisions of Delaware law and the material provisions of the Second Amended and Restated Certificate of Incorporation of the Company (the “Second Amended and Restated Certificate of Incorporation”) and the Second Amended and Restated Bylaws of the Company (the “Second Amended and Restated Bylaws”). This summary is not intended to be a complete summary of the rights and preferences of such securities and is qualified entirely by reference to the Second Amended and Restated Certificate of Incorporation, the Second Amended and Restated Bylaws and the Warrant Agreement, dated as of June 19, 2018, by and between the Company and Continental Stock Transfer & Trust Company pursuant to which the public warrants and Private Placement Warrants were issued, as amended by the First Amendment to the Warrant Agreement, dated January 7, 2021 (as amended, the “Warrant Agreement”). You should refer to our Second Amended and Restated Certificate of Incorporation, the Second Amended and Restated Bylaws and the Warrant Agreement, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, for a complete description of the rights and preferences of our securities. The summary below is also qualified by reference to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), as applicable.

Authorized and Outstanding Stock

Our Second Amended and Restated Certificate of Incorporation authorizes the issuance of 550,000,000 shares of capital stock, consisting of (i) 500,000,000 shares of Common Stock, and (ii) 50,000,000 shares of preferred stock, par value $0.0001 per share. All outstanding shares of Common Stock are validly issued, fully paid and nonassessable. As of March 28, 2022, our issued and outstanding share capital consisted of: (i) 46,485,156 shares of Common Stock and (ii) no shares of preferred stock.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under our Second Amended and Restated Certificate of Incorporation, the holders of Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action and are entitled or will be entitled, as applicable, to one vote per share on matters to be voted on by stockholders. Subject to certain limited exceptions, the holders of Common Stock shall at all times vote together as one class on all matters submitted to a vote of the holders of Common Stock under the Second Amended and Restated Certificate of Incorporation.

Preemptive or Other Rights

The Second Amended and Restated Certificate of Incorporation does not provide for any preemptive, subscription or conversion rights, or other similar rights, including any redemption or sinking fund provisions. There is no liability for further calls or assessments by the Company.

Election of Directors

Under the Second Amended and Restated Certificate of Incorporation, directors are elected annually by a plurality voting standard, whereby each of our stockholders may not give more than one vote per share towards any one director nominee.

Preferred Stock

Our Second Amended and Restated Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our Board of Directors (the “Board”) is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding as of the date hereof.

Warrants

As of March 28, 2022, there were 15,525,000 public warrants and 5,500,000 Private Placement Warrants outstanding.

Public Warrants

Pursuant to the Warrant Amendment, each of our outstanding public warrants entitle the holder thereof to purchase one-tenth of one share of our Common Stock at an exercise price of $1.15 per one-tenth share ($11.50 per whole share of Common Stock). A public warrant holder may not exercise its warrants for fractional shares of Common Stock and therefore only ten warrants (or a number of warrants evenly divisible by ten) may be exercised at any given time by the public warrant holder. The warrants will expire January 7, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any shares of Common Stock pursuant to the exercise of a warrant and have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant is exercisable, and we are not obligated to issue shares of Common Stock upon exercise of a warrant, unless Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant is not entitled to exercise such warrant and such warrant may have no value and expire worthless.

The registration statement of which this prospectus is a part provides for the registration under the Securities Act, of the shares of Common Stock issuable upon exercise of the public warrants. We will use our best efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the Warrant Agreement. Notwithstanding the above, if our Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

We may call the warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

●	if, and only if, the reported last sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders; and

●	if and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied, and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If we call our warrants for redemption and our management does not take advantage of this option, Level Field Capital, LLC, a Delaware limited liability company (the “Sponsor”), and its permitted transferees would still be entitled to exercise their warrants received simultaneously with the Company’s initial public offering (the “Private Placement Warrants”) for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of  (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) multiplied by (ii) one minus the quotient of  (x) the price per share of Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Common Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above and (b) certain cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of our Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the warrant.

The warrants were issued in registered form under the Warrant Agreement. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Common Stock or any voting rights until they exercise their warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Common Stock to be issued to the warrant holder.

Private Placement Warrants

The Private Placement Warrants and the Common Stock issuable upon exercise of the Private Placement Warrants are transferable, assignable and salable, but they will not be redeemable by us so long as they are held by Landsea Holdings, the Sponsor or permitted transferees. Each warrant entitles the registered holder to purchase one share of our Common Stock at a price of $11.50 per share, subject to adjustment as discussed below. Other than the foregoing, the Private Placement Warrants have terms and provisions that are identical to those of the public warrants, including as to exercisability and exercise period. If the Private Placement Warrants are held by holders other than Landsea Holdings, the Sponsor or permitted transferees, the Private Placement Warrants are redeemable by us and exercisable by the holders on the same basis as the public warrants.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Dividends

The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends subsequent to a business combination will be within the discretion of our Board at such time.

Transfer Agent and Warrant Agent

The transfer agent for our Common Stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law, our Second Amended and Restated Certificate of Incorporation and our Second Amended and Restated Bylaws

Provisions of the DGCL and our Second Amended and Restated Certificate of Incorporation and our Second Amended and Restated Bylaws could make it more difficult to acquire the Company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with the Board. We believe that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of the Board to maximize stockholder value. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price of our Common Stock.

Business Combinations with Interested Stockholders

Our Second Amended and Restated Certificate of Incorporation provides that we are not subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with an “interested stockholder” (which includes a person or group owning 15% or more of the corporation’s voting stock) for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. However, our Second Amended and Restated Certificate of Incorporation contains provisions that have a similar effect to Section 203, except that they provide that Landsea Holdings, affiliates of Landsea Holdings and their respective successors and their direct and indirect transferees will not be deemed to be “interested stockholders,” so long as any such party continuously owns 15% or more of the outstanding voting stock of the Company.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our Second Amended and Restated Certificate of Incorporation provides that special meetings of the stockholders (a) may be called at any time by the Board or the Chairman of the Board; and (b) shall be called by the Chairman of the Board or the Secretary of the Company upon the written request or requests of one or more persons who beneficially own shares representing at least 25% of the voting power of the stock outstanding and entitled to vote on the matter or matters proposed to be brought before the special meeting and who comply with such procedures for calling a special meeting of stockholders as may be set forth in the Second Amended and Restated Bylaws. Our Second Amended and Restated Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of the Company.

Our Second Amended and Restated Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as director. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with such advance notice procedures and provide us with certain information. Our Second Amended and Restated Bylaws allow the Board or the chairman of a meeting of stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if such rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Supermajority Voting for Amendments to Our Governing Documents

Any amendment to our Second Amended and Restated Certificate of Incorporation requires the affirmative vote of at least 70% of the voting power of the stock outstanding and entitled to vote thereon. Our Second Amended and Restated Certificate of Incorporation provides that the Board is expressly authorized to adopt, amend or repeal our bylaws and that our stockholders may amend our bylaws only with the affirmative vote of the holders at least 70% of the voting power of the stock outstanding and entitled to vote thereon.

No Cumulative Voting

The DGCL provides that a stockholder’s right to vote cumulatively in the election of directors does not exist unless the certificate of incorporation specifically provides otherwise. Our Second Amended and Restated Certificate of Incorporation does not provide for cumulative voting.

Removal of Directors; Vacancies

Our Second Amended and Restated Certificate of Incorporation and our Second Amended and Restated Certificate of Bylaws provide that directors may be removed with or without cause from office at any time, by the affirmative vote of a majority of the voting power of the stock outstanding and entitled to vote thereon. In addition, our Second Amended and Restated Certificate of Incorporation and our Second Amended and Restated Certificate of Bylaws provide that any newly created directorships and any vacancies on the Board will be filled only by the affirmative vote of the majority of remaining directors. Therefore, while stockholders meeting the applicable requirements may call a special meeting for the purpose of removing directors, stockholders are not able to elect new directors to fill any resulting vacancies that may be created as a result of such a special meeting.

Stockholder Action by Written Consent

The DGCL permits any action required to be taken at any annual or special meeting of the stockholders to be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted, unless the certificate of incorporation provides otherwise. Our Second Amended and Restated Certificate of Incorporation and our Second Amended and Restated bylaws preclude stockholder action by written consent once the Company is no longer controlled by Landsea Holdings.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of officers and directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our Second Amended and Restated Certificate of Incorporation and our Second Amended and Restated Bylaws include provisions that eliminate, to the extent allowable under the DGCL, the personal liability of officers and directors for monetary damages for actions taken as an officer or a director, as the case may be. Our Second Amended and Restated Certificate of Incorporation and our Second Amended and Restated Bylaws also provide that we must indemnify and advance reasonable expenses to our officers and directors to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ insurance for our officers and directors as well as certain employees for certain liabilities.

The limitation of liability and indemnification provisions in our Second Amended and Restated Certificate of Incorporation and our Second Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against officers and directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit the Company and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

At present, there is no pending litigation or proceeding involving our directors or officers for whom indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and preferred stock are available for future issuance without stockholder approval. The DGCL does not require stockholder approval for any issuance of authorized shares. However, the rules of the Nasdaq Stock Market require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or the then-outstanding number of shares of common stock. No assurances can be given that our shares will remain so listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. As discussed above, the Board has the ability to issue preferred stock with voting rights or other preferences, without stockholder approval. The existence of authorized but unissued shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Corporate Opportunities

In recognition that Landsea Holdings and its affiliates may engage in the same or similar activities or related lines of business that we do or other business activities that overlap or compete with our business, our Second Amended and Restated Certificate of Incorporation provides for the allocation of certain corporate opportunities between us and Landsea Holdings. Specifically, Landsea Holdings and its affiliates will not compete with the Company in the “domestic homebuilding business,” as such term is defined therein, so long as it, together with its affiliates, controls more than 10% of the Company or has a representative serving on the Board.

Forum Selection Clause

Our Second Amended and Restated Certificate of Incorporation provides that, unless we select or consent in writing to the selection of an alternative forum, the sole and exclusive forum, to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have or declines to accept jurisdiction, another state court or a federal court located within the State of Delaware) for any complaint asserting claims, including any derivative action or proceeding brought on our behalf, based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity, any action as to which the DGCL confers jurisdiction upon the Court of Chancery, or any other action asserting a claim that is governed by the internal affairs doctrine as interpreted by Delaware state courts.

In addition, our Second Amended and Restated Certificate of Incorporation provides that the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act, to the fullest extent permitted by law, shall be the federal district courts of the United States, but the forum selection provision will not apply to claims brought to enforce a duty or liability created by the Exchange Act.

Stockholder’s Agreement

On the closing of the Business Combination, the Company and Landsea Holdings entered into that certain Stockholder’s Agreement, whereby, among other things, the parties agreed (i) to certain board composition and nomination requirements, including rights to nominate directors in accordance with defined ownership thresholds, establish certain committees and their respective duties and allow for the compensation of directors, (ii) to provide Landsea Holdings with certain inspection and visitation rights, access to Company management, auditors and financial information, (iii) to provide Landsea Holdings with veto rights with respect to certain actions of the Company, (iv) not to, to the extent permitted by applicable law, share confidential information related to the Company, (v) to waive their right to jury trial and choose Delaware as the choice of law, and (vi) to vote their Common Stock in furtherance of the aforementioned rights, in each case on terms and subject to the conditions set forth therein. In addition, Landsea Holdings also agreed not to compete with the Company in the “domestic homebuilding business,” as such term is defined therein, so long as it, together with its affiliates, controls more than 10% of the Company or has a representative serving on the Board.

On December 21, 2021, the Company entered into Amendment No. 1 to the Stockholder’s Agreement with Landsea Holdings to amend the terms of the Stockholder’s Agreement (the “Amendment”), to provide that the size of the Board be increased from nine (9) to eleven (11) directors, and to increase the number of directors designated by Landsea Holdings by one (1) director for so long as the Combined Ownership Percentage (as defined in the Stockholder’s Agreement) is greater than 39%.

Registration Rights

Under the Warrant Agreement, the Company has agreed to register shares of Common Stock underlying its warrants. Holders of our Private Placement Warrants and their permitted transferees can demand that we register the Private Placement Warrants and the shares of Common Stock issuable upon exercise of the Private Placement Warrants.

Pursuant to that certain Registration Rights Agreement (the “Demand Registration Rights Agreement”), by and between the Company, dated June 19, 2018, those persons holding Founder Shares (as defined in the Demand Registration Rights Agreement) (the “LF Capital Restricted Stockholders”) and their permitted transferees can demand that we register the shares of Common Stock into which Founder Shares automatically converted at the time of the consummation of the Business Combination. The LF Capital Restricted Stockholders are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the LF Capital Restricted Stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

The Company also provided Landsea Holdings, pursuant to the Merger Agreement, and certain investors, pursuant to those certain Forward Purchase and Subscription Agreements entered into by certain investors, the Company and the Sponsor, on August 31, 2020, in connection with the Merger Agreement, with certain customary registration rights.

Listing of Securities

Our Common Stock and public warrants are listed on Nasdaq under the symbols “LSEA,” and “LSEAW,” respectively.

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SELLING HOLDERS

This prospectus relates to the possible offer and resale by the Selling Holders of (i) up to 41,206,192 shares of Common Stock (including up to 5,500,000 shares of our Common Stock issuable by us upon exercise of the Private Placement Warrants); and (ii) up to 5,500,000 Private Placement Warrants.

The Selling Holders may from time to time offer and sell any or all of the shares of Common Stock and warrants forth below pursuant to this prospectus. When we refer to the “Selling Holders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Holders’ interest in the shares of Common Stock and/or warrants after the date of this prospectus such that registration rights shall apply to those securities.

The following tables are prepared based on information provided to us by the Selling Holders. It sets forth the name and address of the Selling Holders, the aggregate number of shares of Common Stock that the Selling Holders may offer pursuant to this prospectus, and the beneficial ownership of the Selling Holders both before and after the offering. We have based percentage ownership prior to this offering on 46,485,156 shares of Common Stock and 21,025,000 warrants outstanding, in each case as of March 28, 2022.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each Selling Holder identified in the table possesses sole voting and investment power over all shares of Common Stock shown as beneficially owned by the Selling Holder. Shares of Common Stock subject to options, warrants and other convertible securities that are exercisable or exercisable within 60 days of the date of this prospectus are considered outstanding and beneficially owned by the person holding the options, warrants or other security for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Therefore, in calculating percentages of shares of Common Stock owned by a particular Selling Holder, we treated as outstanding the number of shares of our Common Stock issuable upon exercise of that particular Selling Holder’s warrants, if any, and did not assume the exercise of any other Selling Holder’s warrants.

The percentage of beneficial ownership is based on 46,485,156 shares of Common Stock issued and outstanding as of March 28, 2022. We cannot advise you as to whether the Selling Holders will in fact sell any or all of such Common Stock or warrants. In addition, the Selling Holders may sell, transfer or otherwise dispose of, at any time and from time to time, the Common Stock and warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Holders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Unless otherwise indicated below, the address of each beneficial owner listed in the tables below is c/o Landsea Homes Corporation, 660 Newport Center Drive, Suite 300, Newport Beach, CA 92660.

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Shares of Common Stock

	Beneficial Ownership Before the Offering		Shares to be Sold in the Offering		Beneficial Ownership After the Offering
Name of Selling Holder	Number of Shares	%(1)	Number of Shares	%(1)	Number of Shares	%
Landsea Holdings Corporation (2)	35,078,265	75.46%	35,078,265	75.46%	0	0%
Level Field Capital, LLC (3)	5,027,435	10.82%	5,027,435	10.82%	0	0%
BlackRock, Inc. (4)	743,400	1.60%	743,400	1.60%	0	0%
MMF LT, LLC (5)	299,959	*	35,774	*	294,197	*
Foundry Partners, LLC (6)	410,169	*	21,464	*	388,705	*
Black Maple Capital Partners LP (7)	301,576	*	21,464	*	294,197	*
Ardsley Partners Renewable Energy Fund, L.P. (8)	7,155	*	7,155	*	0	0%
David Durkin	193,358	*	7,155	*	186,203	*
Jon D and Linda W Gruber Trust (9)	148,386		8,586	*	139,800	*
NextEra Energy Point Beach, LLC Non-Qualified Decommissioning Trust For Point Beach Nuclear Plant Units (10)	101,794	*	3,527	*	98,267	*
John Ho (11)	498,140	1.07%	85,561	*	412,579	*
NextEra Energy Duane Arnold, LLC Non-Qualified Decommissioning Trust For The Duane Arnold Energy Center Nuclear Power Plant (12)	67,963	*	2,354	*	65,609	*
Michael Forsum (13)	410,240	*	77,004	*	333,236	*
Ardsley Ridgecrest Partners Fund, L.P. (14)	3,577	*	3,577	*	0	0%
KPB Financial Corp. Non-Qualified Decommissioning Trust for Turkey Point and St. Lucie Nuclear Plants (15)	37,420	*	959	*	36,461	*
WCP Tactical Securities Master Fund, L.P. (16)	22,000	*	315	*	21,685	*
James Ray Erwin (17)	35,000	*	20,000	*	15,000	*
Karen J. Wendel (18)	20,000	*	20,000	*	0	0%
Gregory P. Wilson Revocable Living Trust, May 17, 2019 (19)	20,000	*	20,000	*	0	0%
Columbus Capital Partners, L.P. (20)	5,724	*	5,724	*	0	0%
Bruce Frank (21)	22,162	*	5,491	*	16,671	*
Thomas Hartfield (22)	21,912	*	5,491	*	16,421	*
Robert Miller (23)	19,662	*	5,491	*	14,171	*

*	Less than 1%.

(1)	Based upon 46,485,156 shares of Common Stock outstanding as of March 28, 2022.

(2)	Includes 2,200,000 shares of our Common Stock issuable upon exercise of our Private Placement Warrants. Landsea Holdings is the record holder of 32,878,265 shares of our Common Stock. Landsea Holdings is 100% owned indirectly by Landsea Green. Mr. Tian indirectly beneficially owns approximately 58.53% of Landsea Green through his interest in Easycorps, Greenshield, and Landsea International. Easycorps is wholly-owned by Mr. Tian. Greenshield is wholly-owned by Landsea International, which in turn is wholly-owned by Landsea Group. Mr. Tian is the controlling shareholder of Landsea Group. As a result, each of the Landsea Owners and Mr. Tian may be deemed to be a beneficial owner of any shares deemed to be beneficially owned by Landsea Holdings. The Landsea Owners and Mr. Tian disclaim beneficial ownership of these shares other than to the extent of any pecuniary interest they may have therein. The business address for the Landsea Owners and Mr. Tian are Landsea Group Co., Ltd, Building 5, Lane 280, Linhong Road, Changning District, 200335.

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(3)	Includes 2,799,600 shares of our Common Stock issuable upon exercise of our Private Placement Warrants. Level Field Partners, LLC is the managing member of the Sponsor. Level Field Management, LLC is the managing member of Level Field Partners, LLC. Level Field Management, LLC is managed by its two members, Elias Farhat and Djemi Traboulsi. Messrs. Farhat and Traboulsi disclaim beneficial ownership of these shares other than to the extent of any pecuniary interest they may have therein. The business address for these entities and individuals is c/o LF Capital Acquisition Corp., 600 Madison Avenue, Suite 1802, New York, NY 10022.

(4)	Includes 500,400 shares of our Common Stock issuable upon exercise of our Private Placement Warrants. The registered holders of the referenced shares to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock Credit Alpha Master Fund L.P. and HC NCBR Fund. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY 10055. Shares shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders or BlackRock, Inc.

(5)	MMF LT, LLC is managed by Moore Capital Management, LP, its investment manager. Moore Capital Management, LP has voting and investment control of the shares held by MMF LT, LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of our Common Stock held by MMF LT, LLC. Mr. Bacon also is the indirect majority owner of MMF LT, LLC. The address of MMF LT, LLC, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, New York 10036.

(6)	Foundry Partners, LLC is managed by Foundry Management Partners LLC. Tim Ford and Seamus Murphy have voting and investment control over the shares of our Common Stock held by Foundry Partners, LLC and, accordingly, may be deemed to beneficially own such shares. The business address of Foundry Partners, LLC is 323 Washington Avenue North, Suite 360, Minneapolis, MN 55401.

(7)	Black Maple Capital Partners LP is managed by Black Maple Capital Management LP, its investment manager. Robert Barnard is the Chief Executive Officer and Chief Information officer of Black Maple Capital Management LP and in that capacity, has voting and investment control of the shares of our Common Stock held by Black Maple Capital Partners LP. Mr. Barnard may therefore be deemed to have beneficial ownership of the shares of our Common Stock held by Black Maple Capital Partners LP. The business address of Black Maple Capital Partners LP is 250 E Wisconsin Avenue, Suite 860, Milwaukee WI 53202.

(8)	Ardsley Partners Renewable Energy Fund, L.P. is managed by Ardsley Advisory Partners. Spencer Hempleman and Philip J. Hempleman have voting and investment control of the shares of our Common Stock held by Ardsley Partners Renewable Energy Fund, L.P. and, accordingly, may be deemed to have beneficial ownership of such shares. The business address of Ardsley Partners Renewable Energy Fund, L.P. is 262 Harbor Drive, 4th Floor, Stamford, CT 06902.

(9)	Jon D. Gruber is the trustee of the Jon D and Linda W Gruber Trust. Mr. Gruber may therefore be deemed to be a beneficial owner of the shares of our Common Stock held by the Jon D and Linda W Gruber Trust.

(10)	NextEra Energy Point Beach, LLC Non-Qualified Decommissioning Trust For Point Beach Nuclear Plant Units (“NextEra Point Beach”) is managed by Westport Capital Partners LLC, its investment manager. Westport Capital Partners LLC is owned by WCP Holding Company, LLC, which is owned by Westport Capital Partners, LP. The general partner of Westport Capital Partners, LP is WCP GP, LLC and the limited partners are The S.F. Armstrong Living Trust, Wm. Gregory Geiger, Marc Porosoff, Peter Aronson, Jordan Socaransky, Howard Fife and Steve Russell (collectively, the “WCP Limited Partners”). Sean Armstrong, Wm. Gregory Geiger, Marc Porosoff, Peter Aronson, Jordan Socaransky, Howard Fife, Steve Russell and Josh Bederman have voting and investment control over the shares of our Common Stock held by NextEra Point Beach and, accordingly, may be deemed to have beneficial ownership of such shares. The business address for NextEra Point Beach s c/o Westport Capital Partner LLC, 300 Atlantic Street, Suite 1110, Stamford, CT 06901.

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(11)	Mr. Ho is the Chief Executive Officer of the Company and a member of our Board of Directors.

(12)	NextEra Energy Duane Arnold, LLC Non-Qualified Decommissioning Trust For The Duane Arnold Energy Center Nuclear Power Plant (“NextEra Duane”) is managed by Westport Capital Partners LLC, its investment manager. Westport Capital Partners LLC is owned by WCP Holding Company, LLC, which is owned by Westport Capital Partners, LP. The general partner of Westport Capital Partners, LP is WCP GP, LLC and the limited partners are the WCP Limited Partners. Sean Armstrong, Wm. Gregory Geiger, Marc Porosoff, Peter Aronson, Jordan Socaransky, Howard Fife, Steve Russell and Josh Bederman have voting and investment control over the shares of our Common Stock held by NextEra Duane and, accordingly, may be deemed to have beneficial ownership of such shares. The business address for NextEra Duane is c/o Westport Capital Partner LLC, 300 Atlantic Street, Suite 1110, Stamford, CT 06901.

(13)	Mr. Forsum is the President and Chief Operating Officer of the Company.

(14)	Ardsley Ridgecrest Partners Fund, L.P. is managed by Ardsley Advisory Partners. Spencer Hempleman and Philip J. Hempleman have voting control and Sanford Prater has investment control of the shares of our Common Stock held by Ardsley Ridgecrest Partners Fund, L.P. and, accordingly, may be deemed to have beneficial ownership of such shares. The business address of Ardsley Ridgecrest Partners Fund, L.P. is 262 Harbor Drive, 4th Floor, Stamford, CT 06902

(15)	KPB Financial Corp. Non-Qualified Decommissioning Trust for Turkey Point and St. Lucie Nuclear Plants (“KPB Financial”) is managed by Westport Capital Partners LLC, its investment manager. Westport Capital Partners LLC is owned by WCP Holding Company, LLC, which is owned by Westport Capital Partners, LP. The general partner of Westport Capital Partners, LP is WCP GP, LLC and the Limited Partners. Sean Armstrong, Wm. Gregory Geiger, Marc Porosoff, Peter Aronson, Jordan Socaransky, Howard Fife, Steve Russell and Josh Bederman have voting and investment control over the shares of our Common Stock held by KPB Financial and, accordingly, may be deemed to have beneficial ownership of such shares. The business address for KPB Financial is c/o Westport Capital Partner LLC, 300 Atlantic Street, Suite 1110, Stamford, CT 06901.

(16)	WCP Tactical Securities Master Fund, L.P. (“WCP Tactical”) is managed by WCP Investment Manager II, LLC, its investment manager. WCP GP, LLC and Westport Capital Partners, LP are the sole members of WCP Investment Manager II, LLC. The general partner of Westport Capital Partners, LP is WCP GP, LLC and the limited partners are the WCP Limited Partners. WCP GP, LLC is owned by the WCP Limited Partners. Sean Armstrong, Wm. Gregory Geiger, Marc Porosoff, Peter Aronson, Jordan Socaransky, Howard Fife, Steve Russell and Josh Bederman have voting and investment control over the shares of our Common Stock held by WCP Tactical and, accordingly, may be deemed to have beneficial ownership of such shares. The business address for WCP Tactical is c/o Westport Capital Partner LLC, 300 Atlantic Street, Suite 1110, Stamford, CT 06901.

(17)	Mr. Erwin was a former director of the Company.

(18)	Ms. Wendel was a former director of the Company.

(19)	Gregory P. Wilson, the trustee of the Gregory P. Wilson Revocable Living Trust, May 17, 2019, has voting and investment control of the shares of Common Stock held by Gregory P. Wilson Revocable Living Trust, May 17, 2019 and, accordingly, may be deemed to beneficially own such shares. Mr. Wilson was a former director of the Company.

(20)	Columbus Capital Partners, L.P. is managed by Columbus Capital Management, LLC. Matthew D. Ockner has voting and investment control over the shares of our Common Stock held by Columbus Capital Partners, L.P., and, accordingly, may be deemed to have beneficial ownership of such shares. The business address of Columbus Capital Partners, L.P. is 102 Via Los Altos, Tiburon, CA 94920.

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(21)	Mr. Frank is a member of our Board of Directors.

(22)	Mr. Hartfield is a member of our Board of Directors.

(23)	Mr. Miller is a member of our Board of Directors.

Private Placement Warrants

	Beneficial Ownership Before the Offering		Shares to be Sold in the Offering		Beneficial Ownership After the Offering
Name of Selling Holder	Warrants	%(1)	Warrants	%(1)	Warrants	%
Level Field Capital, LLC (2)	2,799,600	50.90%	2,799,600	50.90%	0	0
Landsea Holdings Corporation (3)	2,200,000	40.00%	2,200,000	40.00%	0	0
BlackRock, Inc. (4)	500,400	9.10%	500,400	9.10%	0	0

(1)	Based upon 5,500,000 Private Placement Warrants outstanding as of March 28, 2022.

(2)	Level Field Partners, LLC is the managing member of the Sponsor. Level Field Management, LLC is the managing member of Level Field Partners, LLC. Level Field Management, LLC is managed by its two members, Elias Farhat and Djemi Traboulsi. Messrs. Farhat and Traboulsi disclaim beneficial ownership of the Private Placement Warrants other than to the extent of any pecuniary interest they may have therein. The business address for these entities and individuals is c/o LF Capital Acquisition Corp., 600 Madison Avenue, Suite 1802, New York, NY 10022.

(3)	Landsea Holdings is 100% owned indirectly by Landsea Green. Mr. Tian indirectly beneficially owns approximately 58.53% of Landsea Green through his interest in Easycorps, Greensheid, and Landsea International. Easycorps is wholly-owned by Mr. Tian. Greensheid is wholly-owned by Landsea International, which in turn is wholly-owned by Landsea Group. Mr. Tian is the controlling shareholder of Landsea Group. As a result, each of the Landsea Owners and Mr. Tian may be deemed to be a beneficial owner of any Private Placement Warrants deemed to be beneficially owned by Landsea Holdings. The Landsea Owners and Mr. Tian disclaim beneficial ownership of these Private Placement Warrants other than to the extent of any pecuniary interest they may have therein. The business address for the Landsea Owners and Mr. Tian are Landsea Group Co., Ltd, Building 5, Lane 280, Linhong Road, Changning District, Shanghai, China 200335.

(4)	The registered holders of the referenced Private Placement Warrants to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock Credit Alpha Master Fund L.P. and HC NCBR Fund. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the Private Placement Warrants held by the funds and accounts which are the registered holders of the referenced Private Placement Warrants. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all Private Placement Warrants held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY 10055. Shares shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders or BlackRock, Inc.

Material Relationships with the Selling Holders

For a description of our relationships with the Selling Holders and their affiliates see the sections titled “Directors, Executive Officers, and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” “Certain Relationships and Related Party Transactions, and Director Independence” and “Executive Compensation” included in our Annual Report incorporated by reference herein.

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PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 7,052,500 shares of our Common Stock that may be issued upon exercise of warrants to purchase Common Stock, including the public warrants and the Private Placement Warrants. We are also registering the resale by the Selling Holders or their permitted transferees of (i) up to 41,206,192 shares of Common Stock (including 5,500,000 shares of Common Stock that may be issued upon exercise of the Private Placement Warrants) and (ii) up to 5,500,000 Private Placement Warrants.

The Selling Holders may offer and sell, from time to time, their respective shares of Common Stock and warrants covered by this prospectus. The Selling Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Holders may sell their securities by one or more of, or a combination of, the following methods:

●	on the Nasdaq, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;

●	in privately negotiated transactions;

●	in underwritten transactions;

●	in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

●	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

●	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;

●	through the distribution of the securities by any Selling Holder to its partners, members or stockholders;

●	in short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	by pledge to secured debts and other obligations;

●	through delayed delivery arrangements;

●	to or through underwriters or agents;

●	“at the market” or through market makers or into an existing market for the securities;

●	through trading plans entered into by a Selling Holder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of securities on the basis of parameters described in such trading plans; or

●	any other method permitted pursuant to applicable law.

The Selling Holders may sell the securities at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by the Selling Holders and, at the time of the determination, may be higher or lower than the market price of our securities on the Nasdaq or any other exchange or market.

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The Selling Holders may also sell our securities short and deliver the securities to close out their short positions or loan or pledge the securities to broker-dealers that in turn may sell the securities. The shares may be sold directly or through broker-dealers acting as principal or agent or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The Selling Holders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with the Selling Holders. The Selling Holders may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Holders or from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The Selling Holders and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by the Selling Holders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Holders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities offered in this prospectus by the Selling Holders. The anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market and to the activities of the Selling Holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public. In addition, we will make copies of this prospectus available to the Selling Holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Holders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Holders against certain liabilities, including certain liabilities under the Securities Act, or other federal or state law.

We have agreed with certain Selling Holders pursuant to the Demand Registration Rights Agreement to use reasonable best efforts to keep the registration statement of which this prospectus constitutes a part effective until such time as the securities covered by this prospectus have been sold in accordance with such registration statement.

We have agreed with certain Selling Holders pursuant to the Merger Agreement to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to remain effective until the earlier of (i) the date when the securities covered by such registration statement has been sold or (ii) the date when the securities covered by such registration statement first becomes eligible for sale pursuant to Rule 144 under the Securities Act without volume limitation or other restrictions on transfer thereunder.

We have agreed with certain Selling Holders pursuant to the Warrant Agreement to use best efforts to maintain the effectiveness of the registration statement of which this prospectus constitutes a part until the expiration of the Private Placement Warrants.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the securities under this prospectus, the Selling Holders may sell the securities in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

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LEGAL MATTERS

Gibson, Dunn & Crutcher LLP, Irvine, California has passed upon the validity of the Common Stock and warrants covered by this prospectus. Certain legal matters in connection with the securities offered hereby may be passed upon for any underwriters, dealers or agents by counsel that will be named in the applicable prospectus supplement.

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EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Hanover Family Builders, LLC for the years ended December 31, 2021 and December 31, 2020, incorporated in this prospectus by reference to Amendment No. 1 to the Current Report on Form 8-K/A of the Company dated March 29, 2022, have been so incorporated in reliance on the report of BKHM, PA, an independent public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Vintage Estate Homes, LLC for the year ended December 31, 2020, incorporated in this prospectus by reference to Amendment No. 1 to the Current Report on Form 8-K/A of the Company dated July 14, 2021, have been so incorporated in reliance on the report of Prince CPA Group, an independent public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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42,758,692 Shares of Common Stock

5,500,000 Warrants to Purchase Common Stock

PROSPECTUS

, 2022

You should rely only on the information contained or incorporated by reference in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date thereof. We are not making an offer of these securities in any state where the offer is not permitted.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered hereby.

SEC registration fee	$53,498	*
FINRA filing fee	0
Printing fees and expenses	1,200
Registrar and transfer agent fees	0
Legal fees and expenses	100,000
Accounting fees and expenses	100,000
Miscellaneous	0

Total	$254,698

*	Previously paid.

We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Holders, however, will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities. All amounts are estimates except the SEC registration fee.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL, as amended, authorizes us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

The Second Amended and Restated Certificate of Incorporation provides that our directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in the Second Amended and Restated Certificate of Incorporation.

The Second Amended and Restated Bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

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Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT INDEX

Exhibit Number	Description
2.1+	Merger Agreement, dated August 31, 2020, by and among LF Capital Acquisition Corp., LFCA Merger Sub, Inc., Landsea Homes Incorporated and Landsea Holdings Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 31, 2020)
3.1	Second Amended and Restated Certificate of Incorporation of Landsea Homes Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 13, 2021)
3.2	Second Amended and Restated Bylaws of Landsea Homes Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 13, 2021)
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2020)
4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2020)
4.3	Warrant Agreement, dated June 19, 2018, by and between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.4 to the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2020)
4.4	First Amendment to the Warrant Agreement, dated January 7, 2021, by and between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed with the SEC on January 13, 2021)
4.7	Registration Rights Agreement, dated June 19, 2018, by and between the Company and Level Field Capital, LLC, James Erwin, Karen Wendel, Gregory P. Wilson, Multi-Strategy Master Fund Limited, BlackRock Credit Alpha Master Fund L.P. and HC HCBR Fund (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on June 25, 2018)
5.1**	Opinion of Gibson, Dunn & Crutcher LLP
23.1^	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Landsea Homes Corporation
23.2^	Consent of BKHM, PA, independent accounting firm for Hanover Family Builders, LLC
23.3^	Consent of Prince CPA Group
23.4**	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)
24.1^**	Powers of Attorney (included on the signature page to this Post-Effective Amendment No. 2 to Form S-1 on Form S-3 filed on March 29, 2022 and, with respect to certain directors, on the signature page to the initial filing of registration statement)

^	Filed herewith.

** Previously filed.

+	Certain schedules to or portions of this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of all omitted schedules to the SEC upon request.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport Beach, California, on March 29, 2022.

LANDSEA HOMES CORPORATION

By:	/s/ John Ho
Name: John Ho
Title: Chief Executive Officer

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POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Ho and Ming Tian and each of them, her true and lawful attorney-in-fact and agents with full and several power of substitution, for her and her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Name		Title	Date
/s/ John Ho		Chief Executive Officer
John Ho		(Principal Executive Officer) and Director	March 29, 2022
/s/ Christopher Porter		Chief Financial Officer
Christopher Porter		(Principal Financial Officer)	March 29, 2022
Senior Vice President of Accounting and
/s/ Trent Schreiner		Chief Accounting Officer (Principal
Trent Schreiner		Accounting Officer)	March 29, 2022
*
Ming Tian		Chairman of the Board	March 29, 2022
*
Qin Zhou		Director	March 29, 2022
*
Bruce D. Frank		Director	March 29, 2022
*
Thomas Hartfield		Director	March 29, 2022
*
Robert S. Miller		Director	March 29, 2022
*
Scott Reed		Director	March 29, 2022
*
Elias Farhat		Director	March 29, 2022
*
Tim T. Chang		Director	March 29, 2022
/s/ Susan Lattmann
Susan Lattmann		Director	March 29, 2022
/s/ Mollie Fadule
Mollie Fadule		Director	March 29, 2022

*By:	/s/ John Ho
John Ho
Attorney-in-Fact		Director	March 29, 2022